Exhibit 10.23

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (“Amendment”) is made as of June 3, 2011 by APARTMENT LODGE 17A LLC, a Colorado limited liability company (“Seller”), and FF REALTY LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.        Seller and Purchaser previously entered into that certain Purchase and Sale Contract dated as of May 23, 2011 (“Original Agreement”) pursuant to which Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller certain real property known as Hampden Heights Apartments located in the Denver, Colorado more particularly described in the Original Agreement (the “Property”).

B.         The Original Agreement contemplates that the Purchaser will assume the Assumed Loan Documents as more particularly provided in the Original Agreement.

C.        Seller and Purchaser desire to amend the Original Agreement to provide that Purchaser shall have the option of either assuming the Assumed Loan Documents or obtaining a new loan to purchase the Property as more particularly set forth herein.

D.        The Original Agreement, as amended by this Amendment, shall hereinafter be collectively referred to as the “Agreement.”  Capitalized terms contained in this Amendment which are not defined shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                  Assumed Encumbrances or New Loan.  In addition to the opportunity under Section 4.5 of the Original Agreement for Purchaser to process and obtain the Loan Assumption and Release, Purchaser may also, in the alternative, seek to obtain a new loan to finance the acquisition of the Property (the “New Loan”).  If Purchaser elects (as determined under this Amendment) to purchase the Property using the New Loan, in addition to Purchaser’s other obligations under the Original Agreement (as modified by this Amendment), Purchaser shall be obligated to pay at Closing in immediately available funds (i) the Purchase Price, plus (ii) all fees and costs in connection with the payoff of the Loan, including payment of any prepayment fees, but specifically excluding the amounts payable by Seller pursuant to Section 5.4.7 of the Original Agreement.  On or before the Loan Assumption Application Submittal Deadline, Purchaser shall (a) submit the Loan Assumption Application and process the Loan Assumption Application as provided in Section 4.5 of the Original Agreement and/or (b) submit an application for a New Loan and, thereafter, use its commercially reasonably efforts to comply with all of the new lender’s underwriting requirements for obtaining the New Loan.  Purchaser shall provide Seller with a copy of the application for a New Loan within the same time periods required under the Original Agreement for Purchaser to provide Seller with a copy of the Loan Assumption Application.  To the extent Purchaser fails to submit the Loan Assumption Application on or before the Loan Assumption Application Submittal Deadline, Purchaser shall be deemed to have irrevocably elected not to assume the Assumed Loan Documents, in which event all provisions of this Amendment and the Original Agreement (as modified by this Amendment) concerning the Loan Assumption and Release shall be of no further force or effect.  To the extent Purchaser fails to submit an application for a New Loan with a reputable lender on or before the Loan Assumption Application Submittal Deadline, Purchaser shall be deemed to have irrevocably elected not to apply for a New Loan, in which event all provisions of this Amendment and the Original Agreement (as modified by this Amendment) relating to the New Loan shall be of no further force or effect.  If Purchaser fails to submit either the Loan Assumption Application or an application for a New Loan on or before the Loan Assumption Application Submittal Deadline, Seller may by written notice to Purchaser terminate the Original Agreement (as modified by this Amendment).

2.                  Purchaser Financing.  Subject to the Original Agreement (as modified by this Amendment), Purchaser shall have until the expiration of the Loan Approval Period to either (a) obtain the Loan Assumption and Release as more particularly provided in Section 4.7 of the Original Agreement or (b) obtain a loan commitment for the New Loan on terms and conditions satisfactory to Purchaser in Purchaser’s sole and absolute discretion, including the form of the documents evidencing the New Loan (the “Loan Commitment”).  If Purchaser has timely submitted the Loan Assumption Application as provided in Section 4.5 of the Original Agreement and Section 1 of this Amendment, Purchaser shall have the option to extend the Loan Approval Period as provided in Section 4.7 of the Original Agreement to obtain the Loan Assumption and Release and to approve the other matters contained in Section 4.7 of the Original Agreement if Purchaser has not received the Lender’s written approval of the Loan Assumption and Release prior to the expiration of the initial thirty (30) day Loan Approval Period.  If Purchaser has timely submitted the application for a New Loan as provided in Section 1 of this Amendment, Purchaser shall have the option to extend the time to obtain the Loan Commitment to the date that is fifteen (15) days after the expiration of the initial thirty (30) day Loan Approval Period if Purchaser has not received a Loan Commitment prior to the expiration of the initial thirty (30) day Loan Approval Period.  If Purchaser has pursued both the Loan Assumption and Release and the New Loan in compliance with the Original Agreement (as modified by this Amendment), Purchaser must advise Seller in writing as of the expiration of the time provided under this Section 2 for Purchaser to obtain the New Loan (the “New Loan Deadline”) which financing method Purchaser shall use to close the purchase of the Property.  Purchaser’s failure to provide such notice shall be deemed to be Purchaser’s election to close using the New Loan.  If Purchaser elects or is deemed to have elected as of the New Loan Deadline to close the purchase of the Property using the New Loan, all provisions of this Amendment and the Original Agreement (as modified by this Amendment) relating to the Loan Assumption and Release shall be of no further force or effect and all contingencies relating to the Loan Assumption and Release shall be deemed satisfied and/or waived by Purchaser.  If Purchaser elects as of the New Loan Deadline to close the purchase of the Property using the Loan Assumption and Release, all provisions of this Amendment and the Original Agreement (as modified by this Amendment) relating to the New Loan shall be of no further force or effect.

3.                  Closing Date.  The first sentence of Section 5.1 of the Original Agreement is deleted in its entirety and replaced with the following:  “The Closing shall occur on the date that is fifteen (15) days after the earlier to occur of (i) the New Loan Deadline, if Purchaser has elected or be deemed to have elected to close the purchase using the New Loan, and (ii) the expiration of the Loan Approval Period, if Purchaser has elected to close the purchase using the Loan Assumption and Release (the “Closing Date”); provided, that either Purchaser or Seller by written notice delivered to the other may extend the Closing Date for up to fifteen (15) days (as specified in such notice) if Purchaser or Seller reasonably determines that the Lender shall not be in a position to consummate the Loan Assumption and Release or the lender for the New Loan shall not be in a position to consummate the New Loan, as applicable, as of the originally scheduled Closing Date.  In addition, Seller shall have the right upon delivery of written notice to Purchaser to extend the Closing Date to the last Business Day of the month in which the Closing Date is otherwise scheduled to occur.”

4.                  Existing Loan.  The following is hereby added to the end of Section 5.4.7 of the Original Agreement:  “If Purchaser elects (or is deemed to have elected) to purchase the Property using the New Loan, Purchaser shall be responsible for paying the outstanding principal balance of the Note and any fees and costs of the Lender in connection with the prepayment of the Note, including any prepayment fees.”

5.                  Purchaser’s Conditions to Closing.  Section 8.1.5 of the Original Agreement is deleted in its entirety and replaced with the following:  “Lender shall have approved the Loan Assumption and Release, if Purchaser has elected to purchase the Property using the Loan Assumption and Release.”

6.                  Seller’s Conditions to Closing.  Section 8.2.7 of the Original Agreement is deleted in its entirety and replaced with the following:  “The Loan Assumption and Release shall have occurred or Purchaser shall have provided sufficient immediately available funds at Closing to pay the Purchase Price, plus any fees and costs of the Lender in connection with the prepayment of the Note, including any prepayment fees, plus all of Purchaser’s other obligations hereunder in full.”

7.                  Full Force and Effect.  The Original Agreement, as modified by this Amendment, shall constitute the entire agreement of the parties with respect to the subject matter of the Agreement.  In the event of any inconsistency between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall prevail.  The Original Agreement, as modified by this Amendment, shall remain unchanged and continue in full force and effect.

8.                  Counterparts; Execution by Facsimile.  This Amendment may be signed by the parties in two or more counterparts which, when taken together, shall constitute one and the same instrument.  This Amendment may also be delivered via facsimile transmission with the same force and effect as if originally executed copies of this Amendment were delivered to all parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

“PURCHASER”

FF REALTY LLC,

a Delaware limited liability company

By:  /s/Jon A. MacDonald

Name:   Jon A. MacDonald
Its:  General Counsel

“SELLER”

APARTMENT LODGE 17A LLC,

a Colorado limited liability company

By: FOX PARTNERS,
a California general partnership,

its manager

By: FOX CAPITAL MANAGEMENT

CORPORATION,

a California corporation,

its managing general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Its:  Vice President